                                                                    EXHIBIT 99.2

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                             (dollars in thousands)

         Set forth below is our selected historical consolidated financial data. We derived our historical Statement of Operations and Balance Sheet Data for 2002, 2001, 2000, 1999, and 1998 from our consolidated financial statements. The information presented below should be read in conjunction with Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and accompanying notes and other financial information appearing in Item 8.

         The information below should be considered when reading the data that follows:

- The table below sets forth EBITDA as defined in our Senior Credit Facility, which we refer to as "Adjusted EBITDA". Adjusted EBITDA as presented below is a financial measure that is used in our Senior Credit Facility and is one measure used by management in evaluating our operating performance. Adjusted EBITDA is not a defined term under US GAAP and should not be considered as an alternative to income from operations or net income as a measure of operating results or cash flows as a measure of liquidity. Adjusted EBITDA differs from the term "EBITDA" (earnings before interest expense, income tax expense, and depreciation and amortization) as it is commonly used. In addition to adjusting net income to exclude interest expense, income tax expense, and depreciation and amortization, Adjusted EBITDA also adjusts net income by excluding certain other items and expenses, as specified below. Our Senior Credit Facility requires us to comply with, among other things, a specified debt to Adjusted EBITDA leverage ratio and a specified Adjusted EBITDA to interest expense ratio for specified periods.

         Borrowings under the Senior Credit Facility are a key source of our liquidity. Our ability to borrow under the Senior Credit Facility is dependent on, among other things, our compliance with the financial ratio covenants referred to in the preceding paragraph. Failure to comply with these financial ratio covenants would result in a violation of our Senior Credit Facility and, absent a waiver or amendment from the lenders under such agreement, permit the acceleration of all outstanding borrowings under our Senior Credit Facility.

- Working capital represents total current assets, excluding cash and equivalents and assets held for sale, less total current liabilities, excluding current maturities of long-term debt and liabilities held for sale.

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

                                             Year ended   Year ended   Year ended   Year ended   Year ended
                                              Dec. 28,     Dec. 29,     Dec. 30,     Dec. 25,     Dec. 26,
                                                2002         2001         2000         1999         1998
                                             ----------   ----------   ----------   ----------   ----------
                                             (52 weeks)   (52 weeks)   (53 weeks)   (52 weeks)   (52 weeks)
STATEMENT OF OPERATIONS DATA:
Net sales                                    $  708,595   $  655,209   $  699,741   $  550,062   $  541,239
Cost of products sold                           369,617      379,131      414,102      348,920      347,543
                                             ----------   ----------   ----------   ----------   ----------
Gross profit                                    338,978      276,078      285,639      201,142      193,696
Operating expenses:
   Selling, general and
        administrative expenses                 257,142      213,472      248,411      158,861      143,978
   Non-cash variable stock                            -            -
        compensation expense                     15,561       14,847          574            -            -
   ESOP expense                                       -        2,816        7,117        7,169        6,453
   Management compensation -
        transaction related                           -            -            -            -       14,223
   Goodwill impairment                           20,285        7,882            -            -            -
   Amortization of intangibles                    1,246       11,414       10,530        7,628        7,629
                                             ----------   ----------   ----------   ----------   ----------
                                                294,234      250,431      266,632      173,658      172,283
                                             ----------   ----------   ----------   ----------   ----------
Operating income                                 44,744       25,647       19,007       27,484       21,413

Interest expense, net (1)                        27,803       35,999       36,844       36,186       45,450
Other expense, net                                2,243        3,642        2,102        1,627        2,406
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes
  and minority interest                      $   14,698   $  (13,994)  $  (19,939)  $  (10,329)  $  (26,443)
                                             ==========   ==========   ==========   ==========   ==========
Net income (loss)                            $    2,679   $   (6,884)  $  (15,635)  $   (9,129)  $  (19,019)
                                             ==========   ==========   ==========   ==========   ==========

OTHER DATA:
Adjusted EBITDA (2)                          $   99,833   $   79,478   $   61,979   $   66,740   $   62,264
Capital expenditures                              7,961        5,729       14,784        9,659       15,553
Depreciation and amortization                    19,050       27,828       24,800       17,959       16,593

BALANCE SHEET DATA
(END OF YEAR):
Working capital, exclusive of
   assets and liabilities held for sale      $   20,418   $   34,000   $   49,518   $   53,897   $   46,567
Total assets                                    407,097      429,329      467,534      406,100      400,061
Total debt, including current
      maturities                                268,439      321,757      348,233      333,983      313,469
Total common stockholder's
      deficit                                   (69,029)     (50,462)     (23,094)     (23,332)     (12,301)

(1)    Interest expense                      $   25,193   $   32,800   $   35,360   $   31,686   $   22,776
       Amortization of deferred debt
           issuance costs                         2,804        3,596        1,833        4,701       22,858
       Interest income                             (194)        (397)        (349)        (201)        (184)
                                             ----------   ----------   ----------   ----------   ----------
       Interest expense, net                 $   27,803   $   35,999   $   36,844   $   36,186   $   45,450
                                             ==========   ==========   ==========   ==========   ==========

(2) Items added back to Net income (loss) to arrive at Adjusted EBITDA are as follows:

                                             Year ended   Year ended   Year ended   Year ended   Year ended
                                              Dec. 28,     Dec. 29,     Dec. 30,     Dec. 25,     Dec. 26,
                                                2002         2001         2000         1999         1998
                                             ----------   ----------   ----------   ----------   ----------
                                             (52 weeks)   (52 weeks)   (53 weeks)   (52 weeks)   (52 weeks)
Net income (loss)                            $    2,679   $   (6,884)  $  (15,635)  $   (9,129)  $  (19,019)
Depreciation and amortization                    19,050       27,828       24,800       17,959       16,593
Goodwill impairment charge                       20,285        7,882            -            -            -
Income tax expense (benefit)                     13,128       (6,640)      (3,883)      (1,200)      (7,424)
Interest expense                                 27,803       35,999       36,844       36,186       45,450
ESOP expense                                          -        2,816        7,117        7,169        6,453
Minority interest in loss                        (1,109)        (470)        (421)
Other expense, net                                2,243        3,642        2,102        1,627        2,406
Management compensation -
     severance related                                -            -        3,777        6,600            -
Management compensation -
     transaction related                              -            -            -            -       14,223
Interest income                                     194          397          349          201          184
Serta settlement and legal fees                       -            -        6,250            -            -
Non-cash variable stock
   compensation expense                          15,561       14,847          574            -            -
Manufacturing process improvements expense            -            -            -            -        2,208
Management strategic initiatives                      -            -            -          444          418
Receivable write-off                                  -            -            -        6,883            -
Transaction fees                                      -           61          105            -            -
Discontinued product line                             -            -            -            -          772
                                             ----------   ----------   ----------   ----------   ----------
    Adjusted EBITDA                          $   99,834   $   79,478   $   61,979   $   66,740   $   62,264
                                             ==========   ==========   ==========   ==========   ==========

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